Exhibit 9.1

ACUERDO ENTRE REPSOL YPF Y “LA CAIXA” DE 11 ENERO DE 2000

ANTECEDENTES

1°.-	En el año 1990 el Instituto Nacional de Hidrocarburos y Repsol, S.A., por una parte, como partícipes en diversas sociedades del sector gasista doméstico y comercial, entre ellas Catalana de Gas, S.A. y Gas Madrid, S.A., y, por otra, la Caja de Ahorros y Pensiones de Barcelona (“la Caixa”), como primera accionista en importancia de Catalana de Gas, S.A., acordaron proceder a una reordenación de las actividades del gasista en España y del accionariado de las sociedades existentes.

2°.-	El 5 de marzo de 1991 el INH y Repsol, S.A., por una parte, y “la Caixa”, por otra, en base a sus posiciones accionariales en el sector del gas antes mencionadas, acordaron promover la fusión de Catalana de Gas, S.A. y Gas Madrid, S.A., absorbiendo la primera a la segunda y la integración en Catalana de Gas, S.A. de las participaciones en sociedades gasistas pertenecientes a Repsol Butano, S.A., bien por escisión parcial coetánea con la fusión, bien por aportación a Gas Madrid, S.A. antes de la fusión.

3°.-	El 22 de diciembre de 1993, y efectuada ya la fusión de Catalana de Gas, S.A. y Gas Madrid, S.A., las partes consideraron oportuno, para culminar el proceso de integración iniciado, que Gas Natural SDG, S.A. (nueva denominación de Catalana de Gas, S.A. después de la fusión y en adelante Gas Natural), adquiriese un porcentaje de control en el capital de Enagás, S.A. (en adelante Enagás), acordando la compra al INH del 90% del capital de Enagás. Con posterioridad, en 1999 se adquirió a la SEPI el restante 10%.

4°.-	De común acuerdo, las partes negociaron con otros accionistas relevantes de Gas Natural la compra de sus paquetes accionariales, decidiéndose entre ellas que, por el carácter de socio industrial de Repsol, S.A., fuera ésta quien las adquiriese, sin que esto alterase los acuerdos relativos a la composición de los órganos de gobierno de la sociedad.

5°.-

Como consecuencia de todos los anteriores acuerdos, la configuración de los órganos de gobierno de Gas Natural y de Enagás, sin perjuicio de los derechos de los accionistas minoritarios que pudieran ejercer el derecho de representación proporcional del art. 137 de la ley de Sociedades Anónimas, está establecida de la siguiente forma:

•	El Consejo de Gas Natural tiene una composición paritaria entre los miembros propuestos por Repsol, S.A. y los propuestos por “la Caixa”.

•	El Consejo de Enagás tiene un número impar de consejeros, y como mínimo siete, correspondiendo a Repsol, S.A. un consejero más que a “la Caixa”.

•	La propuesta de nombramiento de Presidente, tanto de Gas Natural como de Enagás, corresponde a “la Caixa” y la de Consejero Delegado, también en ambas sociedades, a Repsol, S.A..

•	Repsol, S.A. tiene además la facultad, no ejercitada hasta el momento, de proponer un Consejero Delegado diferente para cada una de las citadas sociedades, y, en dicho caso, un Vicepresidente común en ambas.

OBJETIVOS

Consideran las partes que resulta conveniente la adaptación de los referidos acuerdos a las actuales circunstancias habida cuenta de que Repsol, S.A. (en adelante Repsol-YPF) y Enagás han sido totalmente privatizadas, que el Instituto Nacional de Hidrocarburos ha sido suprimido y sustituido por la Sociedad Estatal de Participaciones Industriales, ejecutora de las citadas privatizaciones, y que la reciente Ley de Hidrocarburos ha establecido una nueva regulación de las actividades gasistas, determinante de una reorganización de las sociedades filiales de Gas Natural, uniéndose a todo ello la importante expansión internacional tanto de Repsol-YPF como de Gas Natural, así como una tendencia a la concentración e integración empresarial en los sectores energéticos a nivel mundial.

Todo ello aconseja aumentar la cohesión existente entre Repsol-YPF y Gas Natural, tratando, a la vez, de mantener su independencia y neutralidad como grupo frente a otras compañías o grupos en el sector energético y de maximizar el valor de ambas sociedades para sus accionistas.

El presente contrato permitirá la integración de Gas Natural en el Grupo Repsol-YPF, con una consolidación contable por integración global que llevará a una presentación más exacta de la realidad económica de Repsol-YPF y su grupo de empresas.

Esta nueva situación supondría de hecho una operación de concentración que, para que no tenga consecuencias negativas sobre la competencia y, por tanto, para que no pueda tener efectos no deseados sobre la configuración actual de Gas Natural, hace necesario que el presente acuerdo comprenda también como uno de sus principios básicos el del cumplimiento por el nuevo grupo, con todo rigor, de las exigencias de la legislación vigente en todo cuanto concierne a la Defensa de la Competencia, manteniendo una plena neutralidad, evitando cualquier discriminación respecto de las compañías eléctricas o de cualesquiera otra actividad de las que Repsol-YPF, Gas Natural o sus filiales sean competidoras, suministradoras o proveedoras de cualesquiera bienes o servicios, y disponiendo las cautelas o barreras internas que sean pertinentes para evitar cualquier posible efecto anticompetitivo de la información sobre clientes.

Todas las circunstancias expuestas aconsejan dejar sin efecto los anteriores acuerdos y sustituirlos por los siguientes

PACTOS

PRIMERO, CONSEJOS DE ADMINISTRACIÓN DE GAS NATURAL Y ENAGÁS.

A)	Consejos de Gas Natural y Enagás

1.–	Consejo de Gas Natural

Repsol-YPF, y “la Caixa” se comprometen a ejercitar sus derechos de voto en las Juntas Generales de Gas Natural para establecer la siguiente composición del Consejo de Administración de dicha sociedad:

a)	El número de consejeros deberá ser impar y, salvo nuevo acuerdo de ambas partes, será de 11 miembros. En todo caso se respetará el máximo establecido en los Estatutos.

b)	Ambas partes procurarán el nombramiento del mayor número posible de miembros del Consejo de Administración, dentro del número total establecido por la Junta, con pleno respeto de los derechos que el art. 137 de la Ley de Sociedades Anónimas asigna a otros accionistas.

c)	Repsol-YPF tendrá derecho a proponer, y “la Caixa” se compromete a votar en favor de esta propuesta, 6 Vocales del Consejo de Administración, si fuera de 11 miembros, o, en su caso, la mayoría del número impar establecido por cada Junta. “la Caixa” tendrá derecho a proponer el resto de los nombramientos, y Repsol-YPF se compromete a votar en favor de esa propuesta.

d)	En el supuesto de que un accionista o grupo de accionistas, ejercitando el derecho que les concede el art. 137 de la Ley de Sociedades Anónimas, bien en la forma prevista por el Real Decreto 821/91, o bien por consenso con los demás accionistas, designara uno o más consejeros, las partes, de mutuo acuerdo, adaptarán el número de miembros del Consejo y su composición para que se mantengan los objetivos perseguidos y, en lo posible, el equilibrio establecido entre los consejeros designados a propuesta de Repsol-YPF y los designados a propuesta de “la Caixa”.

(e)	En el caso de nombramiento de consejeros por el propio Consejo de Administración, para cubrir vacantes producidas durante cada ejercicio, los consejeros designados por cada una de las partes seguirán, para realizar los nombramientos por cooptación, los mismos criterios fijados por el apartado c) precedente.

II.–	Consejo de Enagás

Las partes ejercitarán sus derechos políticos en Gas Natural de modo que los consejeros de Enagás, en número impar y como mínimo en número de siete, se nombre entre personas propuestas por Repsol-YPF y por “la Caixa”, correspondiendo a Repsol-YPF un consejero más que a “la Caixa”.

B)	Presidente y Consejero Delegado en Gas Natural y Enagás

“la Caixa” propondrá a quien haya de ostentar la condición de Presidente del Consejo de Administración de entre los consejeros por ella propuestos y Repsol-YPF propondrá a quien haya de ostentar la condición de Consejero-Delegado de entre los consejeros por ella propuestos, comprometiéndose una y otra parte a que los consejeros por cada una propuestos y nombrados apoyen la designación de estos cargos dentro del Consejo de acuerdo con la facultad de propuesta que aquí se reconoce.

C)	Comisión Ejecutiva de Gas Natural y Enagás

La Comisión Ejecutiva de Gas Natural y Enagás estará constituida por cinco miembros, tres de los cuales serán propuestos por Repsol-YPF y dos por “la Caixa”. Entre los propuestos por “la Caixa”, deberá incluirse el Presidente, que también presidirá la Comisión Ejecutiva, y entre los propuestos por Repsol-YPF, el Consejero-Delegado.

SEGUNDO. COMISIONES DEL CONSEJO DE ADMINISTRACIÓN DE GAS NATURAL.

Además de la Comisión Ejecutiva del Consejo de Gas Natural, se constituirán en el Consejo de Administración de esta misma compañía una Comisión de Nombramientos y Retribuciones y una Comisión de Auditoría y Control, ambas sin facultades delegadas, y con funciones de estudio y propuesta.

Cada una de estas Comisiones estará compuesta de cuatro consejeros elegidos por mitad de entre los propuestos por cada una de las partes firmantes de este contrato.

La Comisión de Nombramientos y Retribuciones será presidida por uno de los consejeros designados a propuesta de Repsol-YPF y la Comisión de Auditoría y Control por uno de los consejeros designados a propuesta de “la Caixa”.

El Presidente de las Comisiones no tendrá voto de calidad.

TERCERO. PRESIDENTE Y CONSEJERO DELEGADO DE GAS NATURAL Y ENAGÁS

A)	Presidente

El Presidente del Consejo ejercitará las funciones asignadas a este cargo por la Ley de Sociedades Anónimas y por los Estatutos de la compañía. En particular, entre otras habituales del cargo, las siguientes:

•	Presidir, además del Consejo de Administración y la Comisión Ejecutiva, la Junta General de Accionistas.

•	Convocar el Consejo de Administración, comprobar la concurrencia de los requisitos exigidos para la válida constitución del Consejo y declararlo válidamente constituido, así como autorizar la asistencia al mismo de personas que no reúnan la condición de consejero.

•	Dirigir las deliberaciones del Consejo de Administración y, una vez debatidos los asuntos, someterlos a votación, decidiendo la forma de la misma y declarando su resultado final.

•	Acordar la prórroga y suspensión de las sesiones del Consejo, así como el levantamiento de las mismas.

•	Firmar las actas de las sesiones del Consejo y el visto bueno de las certificaciones de los acuerdos.

•	Actuar como portavoz del Consejo de Administración y asumir la representación institucional de la sociedad.

•	Ejecutar los acuerdos del Consejo de Administración, cuando así se crea conveniente.

•	Velar por el cumplimiento de los acuerdos del Consejo y por el ejercicio de los derechos de información de los accionistas y de los miembros del Consejo.

•	Coordinar la actividad de los miembros del Consejo de Administración y de las comisiones en su seno y velar para que se ajusten a las decisiones y a la planificación realizada por el Consejo.

B)	Consejero Delegado

El Consejero Delegado llevará la gestión y administración de la sociedad y, en consecuencia, tendrá delegadas todas las competencias del Consejo de Administración que sean delegables con arreglo a la Ley. Le corresponderán entre otras las siguientes competencias:

•	La gestión y administración de la compañía.

•	Ejecutar los acuerdos adoptados por el Consejo de Administración, cuando así sea necesario.

•	La dirección del personal.

•	La implementación y desarrollo de los acuerdos adoptados por el Consejo de Administración o la Comisión Ejecutiva.

•	El desarrollo tecnológico, la política comercial y la gestión financiera, de acuerdo con las decisiones, planificación y estrategia decididas por el Consejo de Administración o la Comisión Ejecutiva.

•	La coordinación con las políticas sobre gas natural del Grupo Repsol-YPF, pudiendo asistir como invitado a las reuniones del Comité Ejecutivo de Repsol-YPF, cuando así se estime oportuno.

CUARTO.    SEDE DE GAS NATURAL

La sede social y el domicilio fiscal de Gas Natural continuarán en Barcelona, manteniéndose los servicios centrales de todo el grupo repartidos entre Barcelona y Madrid.

QUINTO.    PRINCIPIOS DE ACTUACIÓN INDUSTRIAL

Para la consecución de los objetivos señalados en las declaraciones generales del presente documento, que las partes entienden son de interés de Gas Natural y de Repsol-YPF, y sobre la base de alcanzarlos en la medida de su participación en los órganos de gobierno de ambas compañías, se comprometen y obligan a:

A)	Exploración y Producción

La actividad de exploración y producción, así como la titularidad de las reservas, corresponderá a Repsol-YPF. Ello no obstante, corresponderá a Gas Natural la adquisición de hasta un tercio de las reservas de gas en Trinidad y Tobago que BP-Amoco ponga a disposición del grupo Repsol-YPF en cumplimiento de los contratos otorgados.

B)	Almacenamiento subterráneo de gas natural

Gas Natural tendrá una participación mayoritaria en las actividades futuras, bien se desarrollen de forma directa o bien mediante constitución o creación de sociedades, de almacenamiento subterráneo de gas natural. Repsol-YPF actuará en todo caso de operador técnico en cuanto a la búsqueda de los emplazamientos y construcción de las instalaciones, y Gas Natural en cuanto a la gestión del almacenamiento.

C)	Logística de abastecimiento de gas natural

Corresponderá a Gas Natural la implementación y gestión de la logística de abastecimiento de gas natural hasta sus mercados desde yacimientos de terceros ajenos al Grupo, y desde los yacimientos de Trinidad y Tobago en proporción, en este caso, a las reservas de que pueda disponer Gas Natural conforme al principio del apartado A).

Corresponderá a Repsol-YPF la implementación y gestión de la logística de abastecimiento de gas en los restantes casos.

D)	Transporte distribución y almacenamiento de gas natural

Gas Natural, directamente o a través de sus filiales especializadas, será el titular y el operador de las instalaciones de regasificación, transporte interior, distribución y comercialización de gas natural en España y fuera de España. La titularidad directa de Repsol-YPF se producirá con carácter excepcional cuando haya razones específicas que lo aconsejen, cuando tenga ya Repsol-YPF asumida dicha titularidad en la actualidad o cuando los activos de transporte tengan su origen en la actividad de exploración o producción de Repsol-YPF.

E)	Participación en sociedades y activos de gas natural

Gas Natural será el adquirente de sociedades y activos de transporte, distribución y comercialización de gas natural, salvo en aquellos casos en que las sociedades o los activos se deriven de actividades de exploración y producción que corresponden a Repsol-YPF según los principios de este contrato.

En aquellos supuestos en que aparezcan oportunidades de adquisición que puedan ser de interés para Repsol-YPF en el conjunto de la cadena gasística, pero que no sean de interés para Gas Natural en su actividad básica de distribución de gas natural, se establecerán los procedimientos adecuados para no perder la oportunidad, sin que se produzca ningún perjuicio económico para Gas Natural y Repsol-YPF.

F)	Electricidad

Tanto Repsol-YPF como Gas Natural apoyarán aquellas decisiones sobre generación eléctrica que cada una de las dos sociedades entiendan procedentes.

SEXTO.    EXTINCIÓN Y MODIFICACIÓN DEL ACUERDO

A) El presente acuerdo perderá su vigencia cuando concurra alguno de los hechos siguientes:

•	Que la participación de “la Caixa” en el capital de Gas Natural quede en cualquier momento por debajo del 25% como consecuencia de enajenación de todas o parte de sus acciones.

•	Que la participación de Repsol-YPF en el capital de Gas Natural quede en cualquier momento por debajo del 25%.

B) En el caso de que la participación de Repsol-YPF en Gas Natural fuera de al menos el 25% pero descendiera por debajo del 35%, los presentes pactos subsistirán, excepto en lo que se refiere a la composición del Consejo de Administración y de la Comisión Ejecutiva de Gas Natural, que a partir de ese momento se compondrían por el mismo número de personas designadas a propuesta de Repsol-YPF y a propuesta de “la Caixa”.

SÉPTIMO.    ENTRADA EN VIGOR

La entrada en vigor del presente acuerdo queda sujeta al cumplimiento de las siguientes condiciones suspensivas:

1a)    A que el presente acuerdo sea aprobado o no suscite objeciones, en su integridad y sin condicionantes, por las autoridades, tanto españolas como, si fuera el caso, comunitarias, competentes en el ámbito del Derecho de la Competencia.

2a)    A que “la Caixa” pueda obtener del Banco de España un tratamiento que le permita mantener su actual nivel de inversiones en Repsol-YPF y Gas Natural, sin verse penalizada con respecto a la situación actualmente existente, en sus coeficientes de recursos propios y demás ratios, como consecuencia del proceso concentrativo que el cambio de composición del Consejo de Gas Natural pactado en los presentes acuerdos comporta.

3a)    A que los presentes acuerdos no comporten la obligación de formular una Oferta Pública de Adquisición sobre acciones de Gas Natural.

4a)    A su aprobación por los Consejos de Administración de Repsol-YPF y “la Caixa”.

En consecuencia, en tanto no se cumplan las cuatro condiciones suspensivas, carecerán de toda eficacia los presentes acuerdos.

OCTAVO.    COMUNICACIÓN A LA CNMV

El presente contrato será comunicado a la Comisión Nacional del Mercado de Valores y a los mercados y publicado como hecho relevante.

Lo que, en prueba de conformidad, ambas partes firman en la fecha indicada, el once de Enero de dos mil.

REPSOL, S.A.	CAIXA D’ESTALVIS I PENSIONS DE BARCELONA

Fdo: Alfonso Cortina de Alcocer	Fdo: Josep Vilarasau Salat